Exhibit 23.1













CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                  We consent to the incorporation by reference in Registration Statement No. 333-75762 of Bunge Limited on Form S-8 of our report dated May 20, 2004, appearing in this Annual Report on Form 11-K of Bunge North America, Inc. Profit Sharing Plan for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP
St. Louis, Missouri
June 25, 2004